EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT: Frederick N. Cooper (215) 938-8312
May 13, 2008	fcooper@tollbrothersinc.com
Joseph R. Sicree (215) 938-8045
jsicree@tollbrothersinc.com
TOLL BROTHERS REPORTS PRELIMINARY 2ND QTR TOTALS FOR HOME BUILDING REVENUES, BACKLOG AND
CONTRACTS
Horsham, PA, May 13, 2008 — Toll Brothers, Inc. (NYSE:TOL) (www.tollbrothers.com), the nation’s leading builder of luxury homes, today reported second-quarter and six-month totals for home building revenues, contracts and backlog for the periods ended April 30, 2008. These results are preliminary and unaudited. The Company will announce final results when it releases second-quarter and six-month earnings on June 3, 2008.
For FY 2008’s second quarter, home building revenues of approximately $817.9 million were 30% lower than FY 2007’s second-quarter total of $1.17 billion. For FY 2008’s first six months, home building revenues of approximately $1.66 billion were 27% lower than FY 2007’s same-period total of $2.26 billion.
FY 2008’s backlog at second-quarter-end of approximately $2.08 billion was 50% lower than FY 2007’s second-quarter-end backlog of $4.15 billion and 13% lower than FY 2008’s first-quarter-end backlog of $2.40 billion.
FY 2008 second-quarter gross contracts of approximately $730.5 million and 1,237 homes were 49% and 39% lower, respectively, than FY 2007’s second quarter totals of $1.44 billion and 2,031 homes. In FY 2008’s second quarter, the Company had 308 cancellations totaling approximately $234.1 million, compared to 384 cancellations totaling $274.7 million in FY 2007’s second quarter. FY 2008 second-quarter net contracts (after cancellations) totaled 929 homes, or approximately $496.4 million, which were lower by 44% in units and 58% in dollars than FY 2007’s second-quarter results of 1,647 net contracts, or $1.17 billion.
The average price per unit of gross contracts signed in FY 2008’s second quarter was $590,000, compared to $711,000 in FY 2007’s second quarter, and $634,000 in FY 2008’s first quarter. The lower average price was due to a combination of factors: higher incentives; a product mix which included a higher percentage of contracts from active adult and other lower priced communities; and fewer sales in high-priced markets such as California, and Manhattan where the Company is temporarily sold out. The average price of the second-quarter FY 2008 cancellations was $760,000 per unit. The effect of these cancellations, coupled with the factors above, was to reduce the average price of net contracts in FY 2008’s second quarter to $534,000 per unit. This compared to $580,000 and $557,000, respectively, in FY 2008’s first quarter and FY 2007’s fourth quarter and $710,000 in FY 2007’s second quarter.
FY 2008 six-month net contracts totaled 1,576 homes, or approximately $871.5 million, a decline of 41% in units and 55% in dollars, compared to FY 2007’s same period results of 2,674 net contracts, or $1.92 billion.
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The Company, which has continued to renegotiate and, in some cases, reduce its optioned land positions, ended FY 2008’s second quarter with approximately 51,800 lots owned and optioned, compared to approximately 91,200 at its peak at the end of the second quarter of FY 2006. The Company ended FY 2008’s second quarter with 300 selling communities, compared to 315 at 2008’s first-quarter-end and its peak of 325 at FY 2007’s second-quarter-end. The Company expects to be selling from approximately 290 communities by fiscal-year-end 2008.
Robert I. Toll, chairman and chief executive officer, stated: “The just-completed spring selling season was quite weak in most markets as buyers remained on the sidelines. We believe there is significant pent-up demand which is growing. When we have held promotions, buyers have come out to play and put down deposits. Often, however, a lack of confidence in the direction of home prices overcomes their enthusiasm and they don’t take the next step of going to contract. They, like all of us, read the papers and watch TV, both of which keep advising them that home prices are declining.
“Interest rates are still low, affordability has improved and there is an abundance of inventory for customers to choose from. It is clearly a buyers’ market, but buyers can only take advantage of it if they buy; sooner or later they will but, unfortunately, we can’t predict when.
“In these tough times, we continue to focus on our balance sheet and liquidity. We ended 2008’s second quarter with approximately $1.23 billion in cash and another $1.27 billion available under our bank credit facility, which matures in 2011. With over $2.5 billion of available capital we hope to be able to take advantage of opportunities that we expect will arise from today’s distress. We are looking for deals in most markets but have yet to see any opportunities that fit our parameters of high-end communities at bargain prices. More offerings have come to market recently but nothing has excited us yet.
“When the market recovers, we believe our playing field, which is the luxury market, will have fewer competitors. Currently, and for the foreseeable future, we believe banks and the public debt markets will continue to put constraints on the amount of capital available to most builders; this, logically, will favor those companies with the strongest balance sheets.
“By developing incentive strategies on a community-by-community basis, we have been selling homes in a difficult market while maintaining the reputation of our communities. While our sales strategy results in slower sales paces, to-date it has helped us sustain (pre-write-off) profitability and, coupled with our reduced land and land development expenditures, enabled us to strengthen our cash position. Since we already own several years’ supply of land in most markets, we do not have to keep buying land to maintain our operations at today’s lower sales paces. With no major public debt due until 2011 we believe we can sustain this strategy for quite some time.”
Joel H. Rassman, chief financial officer, stated: “With conditions still weak in most markets, we expect to continue to face challenging times ahead. We are still in the midst of finalizing our second-quarter impairment analysis; however, we currently estimate that pre-tax write-downs in FY 2008’s second quarter will be between $225 million and $375 million.”
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Robert I. Toll continued: “Various branches of the federal government have proposed many programs to aid the housing market. We favor those initiatives that we believe will stabilize home prices by encouraging demand through a tax incentive for those who buy homes between now and November 1, 2008. We believe that stimulating demand will help reduce inventories and stop the drop in home prices, which will likely stabilize many other components of the current housing and financial crisis. If demand picks up, the market can return to equilibrium. Homes collateralize huge amounts of debt; if people can sell their homes for more than their debt, they will do so rather than go into foreclosure. We believe escaping the current downward spiral of weak confidence and falling home prices is the key to righting the listing housing market and stemming the debt crisis.”
Toll Brothers’ preliminary financial highlights for the three-month and six-month periods ended April 30, 2008 (unaudited):
▪	The Company signed 1,237 gross contracts totaling approximately $730.5 million in FY 2008’s second quarter, a decline of 39% and 49%, respectively, compared to the 2,031 gross contracts totaling $1.44 billion signed in FY 2007’s second quarter.
▪	In FY 2008, second quarter cancellations totaled 308 compared to 257, 417, 347, 384, 436, 585 and 317 in FY 2008’s first quarter, FY 2007’s fourth, third, second and first quarters and FY 2006’s fourth and third quarters, respectively. FY 2006’s third quarter was the first period in which cancellations reached elevated levels in the current housing downturn. FY 2008’s second quarter cancellation rate (current-quarter cancellations divided by current-quarter signed contracts) was 24.9% versus 28.4%, 38.9%, 23.8%, 18.9%, 29.8%, respectively, in the preceding first quarter of 2008, fourth, third, second and first quarters of 2007, and 36.7% and 18.0%, respectively, in FY 2006’s fourth and third quarters. As a percentage of beginning-quarter backlog, FY 2008’s second quarter cancellation rate was 9.2%, compared to 6.5% in FY 2008’s first quarter, 8.3%, 6.0%, 6.5% and 6.7% in the fourth, third, second and first quarters of FY 2007, respectively, and 7.3% and 3.6% in the fourth and third quarters of FY 2006, respectively.
▪	The Company’s FY 2008 second-quarter net contracts of 929 units, or approximately $496.4 million, declined by 44% and 58%, respectively, compared to FY 2007’s second-quarter net contracts of 1,647 units, or $1.17 billion. In addition, in FY 2008’s second quarter, unconsolidated entities in which the Company had an interest signed contracts of approximately $10.2 million.
▪	FY 2008’s six-month net contracts of approximately $871.5 million declined by 55% from FY 2007’s same-period total of $1.92 billion. In addition, in FY 2008’s six-month period, unconsolidated entities in which the Company had an interest signed contracts of approximately $28.0 million.
▪	In FY 2008, second-quarter-end backlog of approximately $2.08 billion decreased 50% from FY 2007’s second-quarter-end backlog of $4.15 billion. In addition, at April 30, 2008, unconsolidated entities in which the Company had an interest had a backlog of approximately $85.1 million.
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▪	FY 2008’s second-quarter home building revenues of approximately $817.9 million decreased 30% from FY 2007’s second-quarter home building revenues of $1.17 billion. Revenues from land sales totaled approximately $0.8 million for FY 2008’s second quarter compared to $2.0 million in FY 2007’s second quarter.
▪	FY 2008’s six-month home building revenues of approximately $1.66 billion decreased 27% from FY 2007’s six-month home building revenues of $2.26 billion. FY 2008 revenues from land sales for the six-month period totaled approximately $1.3 million, compared to $5.4 million in the same period in FY 2006.
▪	In addition, in the Company’s fiscal 2008 second-quarter and six-month periods, unconsolidated entities in which the Company had an interest delivered approximately $10.8 million and $22.1 million, respectively, compared to $14.8 million and $35.4 million, respectively, in the same periods of FY 2007. The Company’s share of the profits from the delivery of these homes is included in Equity Earnings in Unconsolidated Entities on the Company’s Income Statement.
Toll Brothers will be broadcasting live via the Investor Relations section of its website, www.tollbrothers.com, a conference call hosted by chairman and chief executive officer Robert I. Toll at 2:00 p.m. (EDT) today, May 13, 2008, to discuss these results. To access the call, enter the Toll Brothers website, then click on the Investor Relations page, and select “Conference Calls”. Participants are encouraged to log on at least fifteen minutes prior to the start of the presentation to register and download any necessary software. The call can be heard live with an on-line replay which will follow and continue through June 2, 2008. Podcast (iTunes required) and MP3 format replays will be available approximately 48 hours after the conference call via the “Conference Calls” section of the Investor Relations portion of the Toll Brothers website.
Toll Brothers, Inc. is the nation’s leading builder of luxury homes. The Company began business in 1967 and became a public company in 1986. Its common stock is listed on the New York Stock Exchange under the symbol “TOL”. The Company serves move-up, empty-nester, active-adult and second-home home buyers and operates in 21 states: Arizona, California, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Maryland, Massachusetts, Michigan, Minnesota, Nevada, New Jersey, New York, North Carolina, Pennsylvania, South Carolina, Texas, Virginia and West Virginia.
Toll Brothers builds luxury single-family detached and attached home communities, master planned luxury residential resort-style golf communities and urban low-, mid- and high-rise communities, principally on land it develops and improves. The Company operates its own architectural, engineering, mortgage, title, land development and land sale, golf course development and management and landscape subsidiaries. The Company also operates its own lumber distribution, and house component assembly and manufacturing operations.
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Toll Brothers, a FORTUNE 500 Company, is the only publicly traded national home building company to have won all three of the industry’s highest honors: America’s Best Builder from the National Association of Home Builders, the National Housing Quality Award, and Builder of the Year. Toll Brothers proudly supports the communities in which it builds; among other philanthropic pursuits, the Company sponsors the Toll Brothers — Metropolitan Opera International Radio Network, bringing opera to neighborhoods throughout the world. For more information, visit tollbrothers.com.
Certain information included herein and in other Company reports, SEC filings, verbal or written statements and presentations is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, information related to anticipated operating results, financial resources, changes in revenues, changes in profitability, changes in margins, changes in accounting treatment, interest expense, land-related write-downs, home buyer cancellations, growth and expansion, anticipated income to be realized from our investments in unconsolidated entities, the ability to acquire land, the ability to gain approvals and to open new communities, the ability to sell homes and properties, the ability to deliver homes from backlog, the ability to secure materials and subcontractors, the ability to produce the liquidity and capital necessary to expand and take advantage of opportunities in the future, industry trends, and stock market valuations. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company reports, SEC filings, statements and presentations. These risks and uncertainties include local, regional and national economic conditions, the demand for homes, domestic and international political events, uncertainties created by terrorist attacks, the effects of governmental regulation, the competitive environment in which the Company operates, fluctuations in interest rates, changes in home prices, the availability and cost of land for future growth, the availability of capital, uncertainties and fluctuations in capital and securities markets, changes in tax laws and their interpretation, legal proceedings, the availability of adequate insurance at reasonable cost, the ability of customers to obtain adequate and affordable financing for the purchase of homes, the ability of home buyers to sell their existing homes, the availability and cost of labor and materials, and weather conditions.
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Toll Brothers operates in four geographic segments:

North:	Connecticut, Illinois, Massachusetts, Michigan, Minnesota, New Jersey, New York and Rhode Island

Mid-Atlantic:	Delaware, Maryland, Pennsylvania, Virginia and West Virginia

South:	Florida, Georgia (2008 only), North Carolina, South Carolina and Texas

West:	Arizona, California, Colorado and Nevada

	Three Months Ended		Three Months Ended
	April 30,		April 30,
	Units		$ (Millions)
HOME BUILDING REVENUES	2008	2007	2008	2007
COMPLETED CONTRACT COMMUNITIES (2)
North	329	325	$232.3	$215.2
Mid-Atlantic	335	534	203.6	333.2
South	291	467	144.4	268.7
West	257	360	220.0	307.2

Total	1,212	1,686	800.3	1,124.3

PERCENTAGE OF COMPLETION(1)
North			$6.8	$32.2
South			10.8	16.2

Total	—	—	$17.6	$48.4

TOTAL
North	329	325	$239.1	$247.4
Mid-Atlantic	335	534	203.6	333.2
South	291	467	155.2	284.9
West	257	360	220.0	307.2

Total consolidated	1,212	1,686	$817.9	$1,172.7

CONTRACTS
COMPLETED CONTRACT COMMUNITIES (2)
North	151	503	$71.0	$355.9
Mid-Atlantic	347	536	194.6	346.0
South	233	285	107.0	164.6
West	186	309	111.0	291.2

Total	917	1,633	$483.6	$1,157.7

PERCENTAGE OF COMPLETION
North	9	13	$5.0	$10.1
South	3	1	7.8	1.2

Total	12	14	$12.8	$11.3

TOTAL
North	160	516	$76.0	$366.0
Mid-Atlantic	347	536	194.6	346.0
South	236	286	114.8	165.8
West	186	309	111.0	291.2

Total consolidated	929	1,647	$496.4	$1,169.0

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	At April 30,		At April 30,
	Units		$ (Millions)
BACKLOG	2008	2007	2008	2007
COMPLETED CONTRACT COMMUNITIES (2)
North	1,158	1,671	$805.3	$1,262.2
Mid-Atlantic	810	1,424	547.9	955.6
South	634	1,218	349.8	677.5
West	415	1,219	362.7	1,149.4

Total	3,017	5,532	$2,065.7	$4,044.7

PERCENTAGE OF COMPLETION
North	17	193	$13.5	$124.5
South	1	21	2.8	51.7
Less revenue recognized on units remaining in backlog			(4.9)	(74.1)

Total	18	214	$11.4	$102.1

TOTAL
North	1,175	1,864	$818.8	$1,386.7
Mid-Atlantic	810	1,424	547.9	955.6
South	635	1,239	352.6	729.2
West	415	1,219	362.7	1,149.4
Less revenue recognized on units remaining in backlog			(4.9)	(74.1)

Total consolidated	3,035	5,746	$2,077.1	$4,146.8

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	Six Months Ended		Six Months Ended
	April 30,		April 30,
	Units		$ (Millions)
HOME BUILDING REVENUES	2008	2007	2008	2007
COMPLETED CONTRACT COMMUNITIES (2)
North	602	612	$436.8	$406.8
Mid-Atlantic	734	1,046	453.9	662.3
South	573	870	289.7	501.8
West	511	717	446.4	607.5

Total	2,420	3,245	1,626.8	2,178.4

PERCENTAGE OF COMPLETION(1)
North			$29.1	$51.7
South			4.3	29.8

Total	—	—	$33.4	$81.5

TOTAL
North	602	612	$465.9	$458.5
Mid-Atlantic	734	1,046	453.9	662.3
South	573	870	294.0	531.6
West	511	717	446.4	607.5

Total consolidated	2,420	3,245	$1,660.2	$2,259.9

CONTRACTS
COMPLETED CONTRACT COMMUNITIES (2)
North	329	843	$191.1	$632.2
Mid-Atlantic	571	865	325.1	553.2
South	418	497	210.5	283.0
West	252	431	141.6	420.6

Total	1,570	2,636	$868.3	$1,889.0

PERCENTAGE OF COMPLETION
North	9	37	$9.4	$25.3
South	(3)	1	(6.2)	3.4

Total	6	38	$3.2	$28.7

TOTAL
North	338	880	$200.5	$657.5
Mid-Atlantic	571	865	325.1	553.2
South	415	498	204.3	286.4
West	252	431	141.6	420.6

Total consolidated	1,576	2,674	$871.5	$1,917.7

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(1)   Percentage of Completion deliveries in the three-month and six-month periods ended April 30, 2008 and 2007 are provided below:
Deliveries for the three-month period ended April 30,

	2008	2007	2008	2007
	Units	Units	$(MILL)	$(MILL)
North	13	108	$7.3	$75.0
South	10	56	30.1	65.7

Total	23	164	$37.4	$140.7

Deliveries for the six-month period ended April 30,

	2008	2007	2008	2007
	Units	Units	$(MILL)	$(MILL)
North	58	160	$34.6	$111.3
South	13	56	37.8	65.7

Total	71	216	$72.4	$177.0

(2)   Completed contract communities’ contracts and backlog include certain projects that have extended sales and construction cycles. Information related to these projects’ contracts signed in the three-month and six-month periods ended April 30, 2008 and 2007, and the backlog of undelivered homes at April 30, 2008 and 2007 are provided below:
Contracts — Three Months Ended April 30,

	2008	2007	2008	2007
	Units	Units	$(Mill)	$(Mill)
North	(40)	151	$(30.1)	$137.0
Mid-Atlantic		8	(0.1)	3.6
West	(5)	1	(4.1)	0.6

Total	(45)	160	$(34.3)	$141.2

Contracts — Six Months Ended April 30,

	2008	2007	2008	2007
	Units	Units	$(Mill)	$(Mill)
North	(6)	274	$1.9	$277.0
Mid-Atlantic	5	9	2.5	4.0
West	(32)	2	(17.7)	1.0

Total	(33)	285	$(13.3)	$282.0

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Revenues — Three Months Ended April 30,

	2008	2007	2008	2007
	Units	Units	$(Mill)	$(Mill)
North	80		$74.4
Mid-Atlantic	19		7.8
West	1		0.6

Total	100	—	$82.8	$—

Revenues — Six Months Ended April 30,

	2008	2007	2008	2007
	Units	Units	$(Mill)	$(Mill)
North	140		$142.6
Mid-Atlantic	37		14.6
West	1		0.6

Total	178	—	$157.8	$—

Backlog at April 30,

	2008	2007	2008	2007
	Units	Units	$(Mill)	$(Mill)
North	387	530	$358.3	$521.0
Mid-Atlantic	40	67	17.9	27.5
West	16	28	12.2	19.2

Total	443	625	$388.4	$567.7

Unconsolidated entities:
The Company has investments and advances to several entities that are accounted for using the equity method of accounting. Information on revenues, contracts signed and backlog are provided below:

	2008	2007	2008	2007
	Units	Units	$(Mill)	$(Mill)
Three months ended April 30,
Contracts	13	48	$10.2	$34.6
Revenue	13	23	$10.8	$14.8

Six months ended April 30,
Contracts	36	93	$28.0	$63.8
Revenue	28	50	$22.1	$35.4

Backlog at April 30,	116	68	$85.1	$46.4
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